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                                                                   Exhibit 10.35

                          GENENCOR INTERNATIONAL, INC.

                     NONQUALIFIED DEFERRED COMPENSATION PLAN

                       Effective as of September 15, 2003

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                                TABLE OF CONTENTS

                                    ARTICLE 1
                                PURPOSE AND TERM

1.1    Purpose.............................................................    1
1.2    Effective Date......................................................    1

                                    ARTICLE 2
                                   DEFINITIONS

2.1    "Account"...........................................................    1
2.2    "Additional Shares".................................................    1
2.3    "Additional Shares Contribution"....................................    1
2.4    "Beneficiary".......................................................    1
2.5    "Board".............................................................    1
2.6    "Cash Account"......................................................    1
2.7    "Change In Control".................................................    2
2.8    "Claimant"..........................................................    2
2.9    "Code"..............................................................    2
2.10   "Commencement Date".................................................    2
2.11   "Committee".........................................................    2
2.12   "Common Stock"......................................................    2
2.13   "Company"...........................................................    2
2.14   "Company Contribution Account"......................................    3
2.15   "Company Contributions".............................................    3
2.16   "Compensation"......................................................    3
2.17   "Compensation Deferral Account".....................................    3
2.18   "Compensation Deferrals"............................................    3
2.19   "Designation Date"..................................................    3
2.20   "Director"..........................................................    3
2.21   "Disability"........................................................    3
2.22   "Effective Date"....................................................    3
2.23   "Eligible Person"...................................................    3
2.24   "Entry Date"........................................................    3
2.25   "ERISA".............................................................    3
2.26   "Exchange Act"......................................................    4
2.27   "Exchange Shares"...................................................    4
2.28   "Hardship Distribution".............................................    4
2.29   "Immediate Distribution"............................................    4
2.30   "Investment Agent"..................................................    4
2.31   "MDCC"..............................................................    4
2.32   "Participant".......................................................    4
2.33   "Participant Enrollment and Election Form"..........................    4
2.34   "Plan"..............................................................    4
2.35   "Plan Year" ........................................................    4

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
2.36   "Restricted Stock Unit Award".......................................    4
2.37   "Retirement"........................................................    4
2.38   "Severance".........................................................    4
2.39   "Stock Account".....................................................    5
2.40   "Stock Deferrals"...................................................    5
2.41   "Trust".............................................................    5
2.42   "Trustee"...........................................................    5
2.43   "Year of Service"...................................................    5

                                    ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

3.1    Eligible Persons....................................................    5
3.2    Requirements........................................................    5
3.3    Severance...........................................................    5
3.4    Change of Employment Category.......................................    6

                                    ARTICLE 4
                            CONTRIBUTIONS AND CREDITS

4.1    Compensation Deferrals..............................................    6
4.2    Additional Shares Contributions.....................................    7
4.3    Stock Deferrals.....................................................    8
4.4    Company Contributions...............................................    8

                                    ARTICLE 5
                             MAINTENANCE OF ACCOUNTS

5.1    Investment Directions of Participants for Cash Accounts.............    9
5.2    Maintenance of Stock Account........................................   11
5.3    Accounting for Distributions........................................   11
5.4    Expenses and Taxes..................................................   11

                                    ARTICLE 6
                                    THE TRUST

6.1    Establishment of Trust..............................................   12
6.2    Trust to Be Unfunded................................................   12

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
                                    ARTICLE 7
                             ENTITLEMENT TO BENEFITS

7.1    Fixed Payment Dates; Severance......................................   12
7.2    Hardship Distributions..............................................   13
7.3    Immediate Distributions.............................................   14
7.4    Special Rule Regarding Deductibility................................   14

                                    ARTICLE 8
                            DISTRIBUTION OF BENEFITS

8.1    Amount..............................................................   14
8.2    Timing and Manner of Payment........................................   14
8.3    Severance...........................................................   16
8.4    Death...............................................................   16
8.5    Retirement or Disability............................................   16
8.6    Changes In Law Affecting Taxability.................................   16

                                    ARTICLE 9
                         BENEFICIARIES; PARTICIPANT DATA

9.1    Designation of Beneficiaries........................................   17
9.2    Information to Be Furnished By Participants and Beneficiaries;
       Inability to Locate Participants or Beneficiaries...................   17

                                   ARTICLE 10
                                 ADMINISTRATION

10.1   Administrative Authority............................................   18
10.2   Uniformity of Discretionary Acts....................................   19
10.3   Litigation..........................................................   19
10.4   Conflict of Interest................................................   19
10.5   Multiple Capacities.................................................   19
10.6   Liability...........................................................   19
10.7   Claims Procedure....................................................   19

                                   ARTICLE 11
                                    AMENDMENT

11.1   Right to Amend......................................................   21
11.2   Amendments to Ensure Proper Characterization of Plan................   21

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
                                   ARTICLE 12
                                   TERMINATION

12.1   Employer's Right to Terminate or Suspend Plan.......................   21
12.2   Automatic Termination of Plan.......................................   21
12.3   Successor to Employer...............................................   21
12.4   Suspension of Deferrals.............................................   21
12.5   Allocation and Distribution.........................................   22

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1   Withholding Taxes...................................................   22
13.2   No Guarantee of Tax Consequences....................................   22
13.3   Limitations on Liability of Employer................................   22
13.4   No Right to Continued Employment or Service.........................   23
13.5   Construction........................................................   23
13.6   Funding.............................................................   23
13.7   Spendthrift Provision...............................................   23
13.8   Other Plans and Agreements..........................................   23
13.9   Governing Law.......................................................   24

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

                          GENENCOR INTERNATIONAL, INC.

                     NONQUALIFIED DEFERRED COMPENSATION PLAN

                       Effective as of September 15, 2003

                                    ARTICLE 1
                                PURPOSE AND TERM

         1.1 Purpose. The purpose of the Plan is to provide certain members of management and highly-compensated employees of the Company with an opportunity to elect to defer the receipt of a portion of their compensation and the receipt of shares of Common Stock. The Plan is intended to be a "top-hat" plan under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and should be interpreted consistent with such intention. The Plan shall also be available to non-employee members of the Board of Directors.

         1.2 Effective Date. The Plan was approved by the Board on September 10, 2003, adopted by the Management Development and Compensation Committee on September 10, 2003 and became effective as of September 15, 2003. Deferrals of Compensation are permitted beginning with Compensation payable on or after January 1, 2004.

                                    ARTICLE 2
                                   DEFINITIONS

         2.1 "Account" means, with respect to a Participant, all Cash Accounts and Stock Accounts of such Participant, collectively, for all Plan Year Deferrals.

         2.2 "Additional Shares" means, with respect to the exercise of a nonqualified stock option by a Participant, the shares of Common Stock to be received from the exercise of the nonqualified stock option, less the Exchange Shares to be received from the exercise of the nonqualified stock option.

         2.3      "Additional Shares Contribution" is defined in Section 4.2(a).

         2.4 "Beneficiary" means, with respect to a Participant, the person or persons designated in accordance with the provisions of Article 9 as a beneficiary of such Participant hereunder.

         2.5      "Board" means the Board of Directors of Genencor
International, Inc.

         2.6 "Cash Account" means, with respect to a Participant, the Compensation Deferral Account and Company Contribution Account of such Participant, collectively, for each Plan Year Deferral.

         2.7 "Change In Control" means (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than the Company, a subsidiary, or any employee benefit plan(s) sponsored by the Company or any subsidiary, is or has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 40% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors; provided, however, this clause "(i)" shall not include any transaction otherwise described herein between the Eastman Chemical Company and Danisco A/S or their affiliates, or between the Company and either or both of Eastman Chemical Company and Danisco A/S or their affiliates, (ii) individuals who constitute the Board on May 30, 2002 (the "incumbent Board") have ceased for any reason to constitute at least a majority thereof (or a majority of the Board as then constituted), provided that any person becoming a director subsequent to May 30, 2002 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the incumbent Board;
(iii) the closing of a reorganization, merger or consolidation of the Company, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters (3/4) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; (iv) the closing of a sale or other disposition of all or substantially all of the assets of the Company, other than to a subsidiary; or
(v) the complete liquidation and dissolution of the Company.

         2.8 "Claimant" means a person who has filed a claim for benefits under the Plan.

         2.9 "Code" means the Internal Revenue Code of 1986, as amended, and a reference herein to a specific section of the Code refers to that section as amended, including any successor or replacement provision.

         2.10 "Commencement Date" means, in the event benefits are payable in a lump sum, the fixed date or event (Retirement, death or Disability) chosen for payment of such benefit, and in the event benefits are payable in installments, the fixed date or event (Retirement, death or Disability) chosen for the installment payments to begin.

         2.11 "Committee" shall mean the Committee appointed from time to time by the MDCC to administer the Plan. The Committee shall at all times serve at the pleasure of the MDCC and the MDCC may, in its sole and absolute discretion, reconstitute the Committee or supervise, advise or direct the activities of the Committee. If at any time the MDCC has not appointed or has abolished the Committee, the MDCC shall act as the Committee.

         2.12 "Common Stock" means the common stock, $.01 par value per share, of the Company.

         2.13 "Company" means Genencor International, Inc. and its successors and assigns.

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         2.14     "Company Contribution Account" means, with respect to a
Participant, the account established pursuant to Section 4.4(b) for such Participant for each Plan Year Deferral.

         2.15     "Company Contributions" is defined in Section 4.4(a).

         2.16 "Compensation" means, in the case of a Participant who is an employee of the Company, such Participant's regular cash salary and cash bonuses (including, without limitation, payments under the Variable Pay Plan of the Company), and in the case of a Participant who is a Director of the Company, such Participant's annual Board retainer and Board meeting fees (including Board Committee meeting fees).

         2.17 "Compensation Deferral Account" means, with respect to a Participant, the account established pursuant to Section 4.1(b) for such Participant for each Plan Year Deferral.

         2.18     "Compensation Deferrals" is defined in Section 4.1(a).

         2.19 "Designation Date" means the date or dates as of which a designation of investment directions by a Participant pursuant to Section 5.1, or any change in a prior designation of investment directions by a Participant pursuant to Section 5.1, shall become effective. The Designation Date in any Plan Year shall be determined by the Committee; provided, however, that each trading day of the NASDAQ Stock Market shall be available as a Designation Date unless the Committee selects different Designation Dates.

         2.20 "Director" means a non-employee member of the Board of Directors.

         2.21 "Disability" for a Participant means a disability which entitles the Participant to benefits under the Genencor International, Inc. Long Term Disability Plan for a partial or total disability, or would so entitle the Participant (as determined in the MDCC's sole and absolute discretion) if such Participant were an employee of the Company and covered under the Plan.

         2.22 "Effective Date" means the effective date of the Plan, which shall be September 15, 2003. Notwithstanding the foregoing, the Plan shall not permit Participants to elect to make Compensation Deferrals for Compensation payable prior to January 1, 2004; provided, however, that this sentence shall not be interpreted to prohibit Compensation Deferrals with respect to calendar 2003 bonus Compensation that is earned after the date of the deferral election of such bonus Compensation but payable on or after January 1, 2004, to prohibit Additional Shares Contributions prior to January 1, 2004 or to prohibit Stock Deferrals prior to January 1, 2004.

         2.23     "Eligible Person" means a person described in Section 3.1.

         2.24 "Entry Date" means, with respect to a Participant, the first day of the first pay period following or coinciding with the date on which the individual first becomes an Eligible Person. Notwithstanding the foregoing, for any individual who first becomes an Eligible Person on or before the Effective Date, his or her Entry Date shall be the Effective Date.

         2.25 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and a reference herein to a specific section of ERISA refers to that section as amended, including any successor or replacement provision.

         2.26 "Exchange Act" means the Securities Exchange Act of 1934, as amended, including the rules thereunder and the successor provisions and rules thereto.

         2.27 "Exchange Shares" means, with respect to the exercise of a nonqualified stock option by a Participant, the shares of Common Stock to be issued to the Participant, the number of which shall equal the shares of Common Stock surrendered by the Participant to pay the exercise price for the exercise of the nonqualified stock option.

         2.28     "Hardship Distribution" means a distribution described in
Section 7.2.

         2.29     "Immediate Distribution" means a distribution described in
Section 7.3.

         2.30 "Investment Agent" means the person appointed by the Committee or the Trustee to invest the Cash Accounts of a Participant held by that Participant's Trust, or if no person is so designated, the Committee.

         2.31 "MDCC" means the Management Development and Compensation Committee of the Board.

         2.32 "Participant" means any Eligible Person or former Eligible Person who has a balance in his or her Account.

         2.33 "Participant Enrollment and Election Form" means the form or forms on which a Participant elects to defer Compensation or the receipt of shares of Common Stock hereunder and on which the Participant makes certain other designations as required thereon.

         2.34 "Plan" means this Genencor International, Inc. Nonqualified Deferred Compensation Plan, as amended from time to time.

         2.35 "Plan Year" means the 12-month period ending (or in the event of the first Plan Year, the period beginning on the Effective Date and ending) on December 31st of each year during which the Plan is in effect.

         2.36 "Plan Year Deferral" means the amounts deferred by a Participant into the Participant's Cash Accounts or Stock Account during a Plan Year.

         2.37 "Restricted Stock Unit Award" means a right to receive restricted shares of Common Stock pursuant to an award granted under a compensation plan maintained by the Company.

         2.38 "Retirement" means, in the case of a Participant employed by the Company, voluntary termination of employment on or after age 55 with 10 years or more of service, and in the case of a Director, the date of voluntary termination of such person's service as a Director.

         2.39 "Severance" shall mean, in the case of an employee, a termination of employment for reasons other than Retirement, death or Disability, and in the case of a Director, the termination of the Director's Board membership for reasons other than Retirement, death or Disability. No Severance shall occur if an employee terminates employment but immediately becomes a Director of the Company, or if a Director becomes an employee who is an Eligible Person immediately upon termination of his or her Board membership.

         2.40 "Stock Account" means the account established to receive Additional Shares Contributions and Stock Deferrals for each Plan Year Deferral.

         2.41     "Stock Deferrals" is defined in Section 4.3(a)

         2.42 "Trust" means the trust established pursuant to an agreement by and between the Company and a qualified trustee pursuant to Article 6.

         2.43     "Trustee" means the trustee of that Trust described in
Article 6.

         2.44 "Year of Service" means a complete Plan Year in which an individual (whether or not such an individual was a Participant or Eligible Person) was an employee or Director of the Company. An individual who is an employee or Director for only part of a Plan Year shall receive, in addition to each applicable full Year of Service, 1/12 of a Year of Service for each month of such Plan Year in which such individual was in the service of the Company, rounded up to the next full month.

                                    ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

         3.1 Eligible Persons. Individuals who are (i) U.S. residents designated by the Senior Vice President, Human Resources, as officer-band or band-one employees of the Company, (ii) Directors of the Company, or (iii) any other employee designated by the MDCC, shall be Eligible Persons; provided, however, that no person shall be an Eligible Person unless he or she is (i) a member of a select group of management or highly compensated employees of the Company or (ii) a Director of the Company. A person shall automatically cease to be an Eligible Person at such time as he or she is neither a member of a select group of management nor highly compensated employees of the Company nor a Director of the Company.

         3.2 Requirements. Every person who is an Eligible Person on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Person shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Person. No individual shall become a Participant, however, if he or she is not an Eligible Person on the date that his or her participation is to begin. Participation in the Plan is voluntary. In order to begin participation in the Plan, an Eligible Person must make written application in such manner as may be required by Article 4 and must agree to make Compensation Deferrals, Additional Shares Contributions and/or Stock Deferrals as provided in Article 4. Notwithstanding the foregoing, an Eligible Person shall become a Participant no later than the date on which Company Contributions are allocated to an Account for the benefit of such person.

         3.3 Severance. If a Participant experiences a Severance from the Company but subsequently becomes an employee or Director of the Company, he or she may become a contributing Participant again in accordance with the provisions of Section 3.1 upon re-employment or re-joining the Board (as applicable), or at the time he or she becomes an Eligible Person again (if later). No Participant may make Compensation Deferrals, Additional Shares Contributions or Stock Deferrals, or receive Company Contributions hereunder after a Severance until the Participant again becomes an Eligible Person.

         3.4 Change of Employment Category. During any period in which a Participant remains with the Company, but ceases to be an Eligible Person, he or she shall not be eligible to make Compensation Deferrals, Additional Shares Contributions or Stock Deferrals, or to receive Company Contributions hereunder.

                                    ARTICLE 4
                            CONTRIBUTIONS AND CREDITS

         4.1      Compensation Deferrals.

                  (a) Time and Manner of Election. In accordance with rules established by the Committee, a Participant may elect to defer Compensation that would otherwise be paid to the Participant, provided that such Compensation is not yet earned or payable at the time the election is made. An employee Participant may elect to defer up to 50% of his or her total cash salary for the Plan Year, and may elect to defer up to 100% of his or her total cash bonuses (including, without limitation, payments under the Variable Pay Plan) earned during the Plan Year. A Participant who is a Director may elect to defer up to 100% of his or her Compensation earned during the Plan Year. Any Participant electing to defer Compensation hereunder for a given Plan Year must elect to defer at least $5,000 for the Plan Year under this Section 4.1(a). Amounts so deferred shall be considered a Participant's "Compensation Deferrals" and shall be deducted by the Company from the Compensation of the deferring Participant and shall be credited to the Compensation Deferral Account of the deferring Participant.

                           (i)      A Participant must make a deferral election
with respect to the Compensation earned or payable during a Plan Year during the period beginning on November 1st and ending on December 31st immediately preceding such Plan Year, or during such other period prior to the start of the Plan Year as may be established by the Committee. However, an Eligible Person who becomes a Participant during the Plan Year may make an election within 30 days of his or her Entry Date with respect to Compensation earned and payable after the election is filed with the Company. To effect the initial implementation of the Plan, Eligible Persons may also make deferrals on or before October 31, 2003 with respect to calendar 2003 bonus Compensation which is payable during calendar 2004, provided that the Committee determines that such bonus Compensation was not earned prior to the date of the deferral election for such bonus Compensation.

                           (ii)     Compensation Deferrals shall be made through
regular payroll deductions of salary and Board retainers and fees and/or from bonus payments, as applicable.

                           (iii)    Once made, a Participant may change his or
her election to defer salary or Board (including Board committee) fees mid-Plan Year, by delivering written notice to the Company no later than June 30th of that Plan Year, and such a change will take effect on the first payroll period for services rendered on or after July 1st of that Plan Year, or as soon

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thereafter as administratively practicable. Such a change may increase or decrease the Participant's deferral election, or cause deferrals to commence if the Participant did not elect to defer Compensation during the prior Plan Year's election period. A Participant's election to defer bonus Compensation or his or her Board retainer for a Plan Year may not be modified once the Plan Year has begun, although it may be revoked as described below.

                           (iv)     Compensation Deferral elections may be
revoked upon the delivery of written notice (on a form supplied by the Company) to the Company before the Compensation becomes payable to the Participant, but no less than 15 days before the date the revocation is to become effective. The revocation shall be effective only for Compensation earned and payable on or after the first pay period beginning on or after the effective date of the revocation, or as soon thereafter as administratively practicable. Any Participant who elects to revoke his or her Compensation Deferral election may only begin Compensation Deferrals again effective for the following Plan Year by submitting an election in accordance with Section 4.1(a).

                           (v)      A Participant's Compensation Deferral
election shall continue in force (unless revoked as provided in Section 4.1(a)(iv) above) only for the Plan Year for which the election is first effective. The Participant must file a new election in accordance with this
Section 4.1(a) if he or she wishes to defer Compensation in a subsequent Plan Year. No election, modification or revocation will affect Compensation already paid or payable at the time the election is filed with the Company.

                  (b) Compensation Deferral Account. There shall be established and maintained a separate Compensation Deferral Account in the name of each Participant to which shall be credited the amount of any Compensation Deferrals for the Plan Year and any earnings thereon, and from which shall be debited the amount of any losses thereon and the amount of any distributions made to the Participant therefrom.

                  (c) Vesting. A Participant shall at all times be 100% vested in amounts credited to his or her Compensation Deferral Account.

         4.2      Additional Shares Contributions.

                  (a) Time and Manner of Election. In accordance with rules established by the Committee, a Participant may elect to defer the receipt of Additional Shares which would otherwise be payable to the Participant pursuant to the exercise of a non-qualified stock option under a Company-sponsored stock option program (an "Additional Shares Contribution"). Such an election must be made at least six months prior to exercise of the option or within 30 days of the Participant's Entry Date, if later, so long as in the latter case the Participant's election is filed prior to the date that the Participant exercises the option. To effect the initial implementation of the Plan, Eligible Persons may also make such an election during the calendar 2003 Plan Year on or before October 31, 2003, so long as the Participant's election is filed prior to the date that the Participant exercises the option. No election to make an Additional Shares Contribution shall apply to Additional Shares already payable at the time the election is filed with the Company. Additional Shares deferral elections may not be modified or revoked once filed with the Company, but shall apply only to the stock options identified in the election.

                  (b) Allocations. The Additional Shares under Section 4.2(a) from the exercise of a nonqualified stock option shall be credited to the Participant's Stock Account for the Plan Year. The Exchange Shares from the exercise of the nonqualified stock option shall be issued to the Participant.

                  (c) Vesting. A Participant shall at all times be 100% vested in the amount of Additional Shares Contributions credited to his or her Stock Account. This Subsection shall not affect the date on which the Participant becomes vested in or is entitled to exercise a stock option held by the Participant.

         4.3      Stock Deferrals.

                  (a) Time and Manner of Election. In accordance with rules established by the Committee, a Participant may elect to defer the receipt of shares of Common Stock that are due to be received by the Participant under a Restricted Stock Unit Award, provided that such an election is made 12 months or more in advance of the date that the Participant becomes vested in such Restricted Stock Unit Award, or within 30 days of the Participant's Entry Date, if later, provided that no election shall apply to a Restricted Stock Unit Award that is already vested on the date the election is filed. To effect the initial implementation of the Plan, Eligible Persons may also make such an election during the calendar 2003 Plan Year on or before October 31, 2003, provided that no election shall apply to a Restricted Stock Unit Award that is already vested on the date the election is filed. The deferral shall become effective on the date the Restricted Stock Unit Award becomes vested under the plan or agreement governing such award. Amounts so deferred shall be considered a Participant's "Stock Deferrals." Stock Deferral elections may not be modified or revoked once filed with the Company, but shall apply only to the Restricted Stock Unit Award identified in the election.

                  (b) Allocation. The Stock Deferrals made by a Participant under Section 4.3(a) shall be credited to the Participant's Stock Account for the Plan Year.

                  (c) Vesting. A Participant shall at all times be 100% vested in the amount of Stock Deferrals credited to his or her Stock Deferral Account. This Subsection shall not affect the date on which the Participant becomes vested in a Restricted Stock Unit Award held by the Participant.

         4.4      Company Contributions.

                  (a) Time and Amount of Contribution. Apart from Compensation Deferrals, Additional Shares Contributions and Stock Deferrals made by a Participant, the MDCC shall retain the right to make discretionary contributions for any Participant under this Plan at the times and in the amount(s) designated by the MDCC, in its sole and absolute discretion. Amounts so credited will be considered a Participant's "Company Contributions."

                  (b) Company Contribution Account. There shall be established and maintained a separate Company Contribution Account in the name of each Participant to which shall be credited the amount of any Company Contributions during a Plan Year and any earnings thereon, and from which shall be debited the amount of any losses thereon and the amount of any distributions made to the Participant therefrom.

                  (c) Vesting. Amounts credited to the Company Contribution Account shall become 100% vested after the Participant has had three full Years of Service with the Company following the Plan Year in which the Company Contribution was made, or at such other time as the Company may designate at the time the Contribution is made. Notwithstanding the preceding, if there is a Change in Control or the Participant dies or incurs a Disability prior to vesting, all amounts credited to his or her Company Contribution Account shall become 100% vested. Any Participant that experiences a Severance prior to full vesting shall irrevocably forfeit the portion not vested at the time of Severance, and the amount so forfeited shall be returned to the Company. Any Participant that experiences a Retirement prior to full vesting shall, unless the Committee determines otherwise in its sole discretion (which shall include the discretion to fully vest amounts credited to the Company Contribution Account on Retirement), irrevocably forfeit the portion not vested at the time of Retirement, and the amount so forfeited shall be returned to the Company.

                  (d) Forfeitures for Misconduct. Notwithstanding Section 4.4(c), if a Participant experiences a Severance as a result of the Participant's gross negligence, willful misconduct or other willful malfeasance in the performance of his or her duties or the Participant's conviction of a felony, or if the Participant engages in business competition with the Company that violates applicable law or the provisions of any employment, non-competition or other agreement applicable to the Participant, the Participant shall forfeit all amounts allocated to his or her Company Contribution Account under Section 4.4(b), whether or not such amounts would otherwise be vested under Section 4.4(c), and the amount so forfeited shall be returned to the Company. The MDCC, in its sole and absolute discretion, may require that a Participant delay or limit distributions of Company Contributions during the term of a non-competition or other employment or post-employment agreement whose breach would cause forfeiture under this Section 4.4(d); provided, however, that the Company must notify the Participant of its intent to exercise this right before benefits attributable to Company Contributions would otherwise become payable.

                                    ARTICLE 5
                             MAINTENANCE OF ACCOUNTS

         5.1      Investment Directions of Participants for Cash Accounts.

                  (a) Subject to such limitations, operating rules and procedures as may from time to time be required by law; imposed by the Committee, the Trustee or their designees; or contained elsewhere in the Plan, each Participant may communicate to the Investment Agent a direction (in accordance with Subsection (b) below) as to how his or her Cash Accounts should be deemed to be invested among such categories of investments as may be made available by the Committee hereunder. The Participant's investment directions shall designate the percentage (in any whole percent multiples) of the portion of the subsequent contributions to the Participant's Cash Accounts which is requested to be deemed to be invested in such categories of investments, and shall be subject to the rules set forth below. The Investment Agent shall invest the assets of the Participant's Cash Accounts in accordance with the directions of the Participant except to the extent that the Committee directs it to the contrary. The Committee has the authority but not the requirement, in its sole and absolute discretion, to direct that a Participant's Cash Accounts be invested among such investments as it deems appropriate and advisable, which investments need not be the same for each Participant.

                  (b) Any initial or subsequent investment direction shall be in writing to the Investment Agent on a form supplied by the Company, or, as permitted by the Investment Agent, may be by oral designation and/or electronic transmission designation to the Investment Agent. A designation shall be effective as of the Designation Date next following the date the direction is received and accepted by the Investment Agent or as soon thereafter as administratively practicable, subject to the Committee's right to override such direction. The Participant may, if permitted by the Committee, make an investment direction to the Investment Agent for his or her existing Cash Accounts as of a Designation Date and a separate investment direction to the Investment Agent for contribution credits to his or her Cash Accounts occurring after the Designation Date.

                  (c) All amounts credited to a Participant's Cash Accounts shall be invested in accordance with the then effective investment direction, unless the Committee directs otherwise. Unless otherwise changed by the Committee, an investment direction shall remain in effect until the Participant's Cash Accounts are distributed or forfeited in their entirety, or until a subsequent investment direction is received and accepted by the Investment Agent.

                  (d) If a Participant files an investment direction with the Investment Agent for his or her existing Cash Accounts as of a Designation Date which is received and accepted by the Investment Agent and not overridden by the Committee, then the Participant's existing Cash Accounts shall be deemed to be reallocated as of the next Designation Date (or as soon thereafter as administratively practicable) among the designated investment funds according to the percentages specified in such investment direction. Unless otherwise changed by the Committee, an investment direction shall remain in effect until the Participant's Cash Accounts are distributed or forfeited in their entirety, or until a subsequent investment direction is received and accepted by the Investment Agent.

                  (e) If the Investment Agent receives an initial or subsequent investment direction with respect to Cash Accounts which it deems to be incomplete, unclear or improper, or which is unacceptable for some other reason (determined in the sole and absolute discretion of the Investment Agent), the Participant's investment direction for such Cash Accounts then in effect shall remain in effect (or, in the case of a deficiency in an initial investment direction, the Participant shall be deemed to have filed no investment direction) until the Participant files an investment direction for such Cash Accounts acceptable to the Investment Agent.

                  (f) If the Investment Agent does not possess valid investment directions covering the full balance of a Participant's Cash Accounts and/or subsequent contributions thereto (including, without limitation, situations in which no investment direction has been filed, situations in which the investment direction is not acceptable to the Investment Agent under Section 5.1(d) above, or situations in which some or all of the Participant's designated investments are no longer permissible Plan investments), the Participant shall be deemed to have directed that the undesignated portion of the Cash Accounts be invested in a money-market fund or similar short-term investment fund.

                  (g) None of the Company, its Directors and employees, or the Trustee shall have any liability whatsoever for the investment of a Participant's Cash Accounts, or for the investment performance of a Participant's Cash Accounts. Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Company, its Directors and employees (including, without limitation, each member of the MDCC and each member of the Committee), and the Trustee, and their agents and representatives, from any losses or damages of any kind (including, without limitation, lost opportunity costs) relating to the investment of a Participant's Cash Accounts. The Investment Agent shall have no liability whatsoever for the investment of a Participant's Cash Accounts, or for the investment performance of a Participant's Cash Accounts, other than as a result of the failure to follow a valid and effective investment direction. Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Investment Agent, and its agents and representatives, from any losses or damages of any kind (including, without limitation, lost opportunity costs) relating to the investment of a Participant's Cash Accounts, other than as a result of the failure to follow a valid and effective investment direction.

                  (h) The Participant's Company Contribution Account and Compensation Deferral Account for each Plan Year shall be treated for purposes of this Section 5.1 as separate Cash Accounts for that Plan Year. However, a Participant may only provide investment directions with respect to all of his or her Cash Accounts.

                  (i) Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to his or her Beneficiary or Beneficiaries.

         5.2 Maintenance of Stock Account. A Participant's Stock Account shall only hold the number of shares of Common Stock credited thereto. In the event that the Company pays a dividend or makes another distribution with respect to the Common Stock, then a Participant's Stock Account shall be credited with the number of shares of Common Stock with a fair market value at such time equal to the amount of the dividend or other distribution made by the Company, which the Participant would have received had he or she directly held the number of shares credited to his or her Stock Account at the time of such dividend or other distribution.

         5.3 Accounting for Distributions. Distributions from one of a Participant's Cash Accounts shall be made in cash to the Participant or his or her Beneficiary and shall be charged to the Cash Account(s) from which it is made. Distributions from the Stock Account shall be made in shares of Common Stock (except for distributions of fractional shares held in such Stock Account, which may be paid in cash) to the Participant or his or her Beneficiary and shall be charged against such Participant's Stock Account.

         5.4 Expenses and Taxes. Expenses, including Trustee and Investment Agent fees, associated with the administration or operation of the Plan, shall be paid by the Company from its general assets and not (subject to Sections 6.2 and 13.6) from Plan Accounts. Any taxes allocable to a Trust maintained under the Plan which are payable prior to the distribution of the amounts held by such Trust shall be paid by the Company; provided, however, any taxes payable with respect to a Trust because all or a portion of such Trust has been constructively received by the Participant (or his or her Beneficiary) for whose benefit such Trust is maintained, or for other similar reasons, shall be the sole responsibility of the Participant (or his or her Beneficiary) for whose benefit such Trust is maintained. The Company shall withhold employment or other taxes on contributions to the Plan to the extent required by law, without obligation to contribute additional amounts to the Plan to alleviate the effect of any such withholding. Taxes owed on distribution shall be the sole responsibility of the Participant or Beneficiary to whom such distribution is made.

                                    ARTICLE 6
                                    THE TRUST

         6.1 Establishment of Trust. The Company shall establish a Trust (or several Trusts) with a qualified trustee or trustees pursuant to such terms and conditions as are set forth in the trust agreement to be entered into between the Company and such trustee(s). The Company shall deposit to the Trust all Compensation Deferrals, Company Contributions and Stock Deferrals, and shall credit to the Trust any cash deemed credited to the Compensation Deferral Account and Company Contribution Account, and any shares of Common Stock deemed credited to the Stock Account, of a Participant.

         6.2 Trust to Be Unfunded. Any amounts held in the Trust established under this Section shall be the sole property of the Company and will not be held as collateral security for fulfillment of the Company's obligation under the Plan. The Trust shall be intended to be treated as a "grantor trust" under the Code and the establishment of the Trust or the utilization of the Trust for Plan benefits, as applicable, shall not be intended to cause any Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted. Any such funds will be subject to the claims of all bankruptcy or insolvency creditors of the Company as provided in the Trust agreement. Notwithstanding any other provision of this Plan, any and all references herein to Accounts or subaccounts, the earnings thereon, or amounts credited to Participants, shall refer solely to hypothetical book-keeping entries and shall not create in any Participant a right in any of the assets held by the Company of the Trust. No Participant or Beneficiary will have any vested interest or secured or preferred position with respect to such funds or have any claims against the Company hereunder except as a general creditor.

                                    ARTICLE 7
                             ENTITLEMENT TO BENEFITS

         7.1 Fixed Payment Dates; Severance. At the time the Participant completes his or her Participant Enrollment and Election Form attributable to the Compensation Deferrals, Restricted Stock Unit Awards and/or Company Contributions for each Plan Year, he or she may select one Commencement Date for the payment of amounts credited to his or her Compensation Deferral Account, one Commencement Date for amounts credited to his or her Stock Account, and one Commencement Date for vested amounts credited to his or her Company Contribution Account for such year's Plan Year Deferrals. The Committee may, in its sole discretion, limit Participants' ability to select a fixed date as the Commencement Date to one or more dates during each Plan Year (e.g. the first day of each quarter) so designated by the Committee.

                  (a) Each such Commencement Date occurring before the Participant's Severance or Death may be postponed to a later date so long as elections to so postpone the date(s) are filed by the Participant at least six months prior to the date(s) on which the distribution would otherwise be made.

                           (i)      Such Commencement Date(s) may not be
accelerated except to the extent expressly provided in this Article 7.

                           (ii)     Any Commencement Date elected by a
Participant (including a Commencement Date which is an extension of a previously-elected Commencement Date) must be an event (Retirement, Death or Disability) or a fixed date no earlier than the January 1 of the second calendar year after the calendar year for which the election is effective.

                  (b) Amounts credited to a Participant's Compensation Deferral Account for each Plan Year Deferral shall be accounted for separately, and deemed investment earnings and losses shall be allocated to the portion of the Participant's Compensation Deferral Account allocated to each Plan Year Deferral in accordance with Section 5.1, provided that, at the discretion of the Investment Agent, one or more Plan Year Deferrals for which the Participant has made identical Commencement Date and manner of payment elections may be combined into a single Compensation Deferral Account.

                  (c) If the Commencement Date elected by the Participant with respect to his or her Company Contribution Account is a fixed date, it may not be earlier than the date on which all amounts credited to such Company Contribution Account on the date the Participant files the election will be vested. If some amounts in the Participant's Company Contribution Account are not yet vested on the Participant's elected Commencement Date (as extended under Subsection (a), if applicable), all distributions from the Company Contribution Account will be delayed until the Participant's Severance, Retirement, Death or Disability. Distributions may also be withheld in accordance with Section 4.4(d).

                  (d) Notwithstanding any election by the Participant to the contrary, the Commencement Date with respect to a Participant's vested benefits shall automatically become the date of the Participant's Severance (regardless of whether such Severance is voluntary or involuntary) or Death if such an event occurs sooner than the Commencement Date elected by the Participant.

                  (e) The Participant may elect when completing his or her Participant Enrollment and Election form to have the Commencement Date become the date of his or her Retirement and/or the date of his or her Disability if such an event occurs sooner than the fixed date Commencement Date otherwise elected by the Participant.

         7.2 Hardship Distributions. In the event of financial hardship of the Participant, as hereinafter defined, the Participant may apply to the Company for the distribution of all or any part of his or her vested Account. The Committee shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the right, in its sole and absolute discretion, to allow such distribution, to direct a distribution of part of the amount requested, or to refuse to allow any distribution. In no event shall the aggregate amount of the distribution exceed the lesser of the full value of the Participant's vested Account or the amount determined by the Committee to be necessary to alleviate the Participant's financial hardship (which financial hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and which is not reasonably available from other resources of the Participant. "Financial hardship" means a severe financial hardship to the Participant resulting from (a) a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, (b) loss of the Participant's property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Committee.

         7.3 Immediate Distributions. A Participant shall have the option to request a full or partial distribution of his or her vested Cash Accounts subject to the approval of the Committee in its sole and absolute discretion. Any amount paid pursuant to this Section shall be subject to a 10% penalty, with the amount of the penalty permanently forfeited from the Participant's Cash Accounts and returned to the Company, free of any claim by or through the Participant, at the time of the distribution.

         7.4 Special Rule Regarding Deductibility. Notwithstanding any contrary Plan provision, any payment scheduled for a particular Plan Year shall not be made in such Plan Year to the extent necessary to enable the Company to avoid exceeding the deductibility limitations of Section 162(m) of the Code. (For this purpose, deductibility shall be determined taking into account all compensation required to be taken into account in accordance with Section 162(m) and any regulations issued thereunder, not merely the amount of the payment from the Plan). If, pursuant to the foregoing sentences, any amounts are not paid when originally scheduled, such amounts shall be paid in the first subsequent taxable year in which such payments will be deductible under Section 162(m) of the Code. During any such delay in payment, unpaid amounts shall continue to be credited (or debited) with deemed investment income, gains and losses to the extent provided under Articles 4 and 5. Notwithstanding the foregoing, distribution of a Participant's Account shall be made without regard to the deductibility limitation of Section 162(m) of the Code if the time for distribution is accelerated pursuant to Section 8.6 or Section 12.5.

                                    ARTICLE 8
                            DISTRIBUTION OF BENEFITS

         8.1 Amount. A Participant (or his or her Beneficiary) who is entitled to receive (or commence receiving) a distribution with respect to a Plan Year Deferral shall be entitled to receive a distribution or distributions in an aggregate amount equal to the Participant's vested Account for such Plan Year Deferral, or the portion thereof determined pursuant to the Participant's election under Section 7.1, Section 7.2 or Section 7.3, as applicable.

         8.2 Timing and Manner of Payment. Payment shall occur or commence as soon as administratively feasible following the Commencement Date or at such other time determined under Article 7. If the Participant elects to receive benefits in a single lump sum, it shall be paid on the Commencement Date (or as soon as administratively feasible thereafter). If the

Participant elects to receive benefits in the form of installments, the first installment payment will be paid on the Commencement Date (or as soon as administratively feasible thereafter) and subsequent payments shall be made on the first business day after January 1st of each successive Plan Year (or as soon as administratively feasible thereafter) until all benefits have been paid. Notwithstanding the foregoing, if payments hereunder are to be made in annual installments as elected by the Participant and, at any point either prior to or after commencement of installment payments, each installment is estimated to amount to $1,000 or less by the Committee in its sole and absolute discretion, the Committee may direct the Plan to pay the entire vested Account to the Participant (or his or her Beneficiary) in a lump sum at any time after its determination that this sentence applies.

                  (a) Distributions from a Participant's Cash Accounts shall be made in cash. Distributions from a Participant's Stock Account shall be made in shares of Common Stock (except for distributions of fractional shares held in such Stock Account, which may be paid in cash). The Committee, in its sole discretion, may designate any date (including the Commencement Date) within ninety (90) days before or after the Commencement Date on which to value the Participant's Compensation Deferral Account, Company Contribution Account, or Stock Account, as applicable. Such valuation date shall be no more than ninety
(90) days preceding the date on which benefits are actually deducted from such accounts and paid to the Participant.

                  (b) A Participant may make an election regarding the manner in which benefits are to be paid at the time that he or she completes a Participant Enrollment and Election Form with respect to Compensation Deferrals, Additional Shares Contributions, Stock Deferrals, or Company Contributions for each Plan Year. For each Plan Year Deferral, Participants may elect payment in the form of a lump sum or annual installment payments over a set period of years (not to exceed 15 years). If the Participant elects to receive installment payments, such election shall identify the period of years (not to exceed 15) over which the Participant's benefits are to be paid. At any time no less than 12 months prior to the date that his or benefits become distributable, the Participant may, by delivering written designation (on a form provided by the Company) to the Company, change the manner of payment for such benefits for a given Plan Year Deferral. The Participant's manner of payment for a given Plan Year Deferral shall be determined by his or her most recent election with respect to that Plan Year Deferral that has been on file with the Company for no less than 12 months; provided that the Participant's original election with respect to a Plan Year Deferral shall be effective until superceded by an election that has been on file with the Company for no less than 12 months. If a Participant fails to designate properly the manner of payment of his or her benefit for any Plan Year Deferral, such payment will be in a lump sum. Furthermore, notwithstanding the above, Hardship Distributions and Immediate Distributions are payable only in the form of a lump sum.

                  (c) If the whole or any part of a payment hereunder is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Articles 4 and 5 (as applicable) under such procedures as the Committee may establish, in which case any deemed income, gain, loss or expense or tax allocable thereto shall be reflected in the installment payments, in such equitable manner as the Committee shall determine in accordance with
Article 5.

         8.3 Severance. In the event a Participant has experienced a Severance for any reason, whether voluntary or involuntary, the vested balance of such Participant's Account shall be distributed: (a) if the Participant has elected a lump sum benefit, in a lump sum; (b) if the Participant has elected an installment benefit of a term of five years or less, in accordance with such election; or (c) if the Participant has elected an installment benefit of a term of more than five years, in installments over five years; provided, however, that the Committee may determine, in its sole and absolute discretion, to pay such benefit in a lump sum.

         8.4 Death. In the event of the death of a Participant, regardless of whether or not such Participant was in pay status at the time of his or her death, his or her Beneficiary or Beneficiaries shall become entitled to receive the Participant's remaining vested Account balance (if any), in accordance with the terms of the Plan. The payment allocable to each such person shall be made in a lump sum as soon as is administratively feasible after the Company is notified and receives adequate documentation of the Participant's death.

         8.5 Retirement or Disability. If a Participant terminates employment (or in the case of a Participant who is a Director, discontinues his or her service as a Director) as a result of Retirement or Disability, the vested balance of such Participant's Account shall be distributed (or commence being distributed) as soon as administratively feasible in accordance with the Participant's election (if any) in the manner provided in Section 8.2 and at the time determined under Article 7.

         8.6      Changes In Law Affecting Taxability.

                  (a) Operation. This Section shall become operative upon the enactment of any change in applicable statutory law or the promulgation by the Internal Revenue Service of a final regulation or other pronouncement having the force of law, which statutory law, as changed, or final regulation or pronouncement, as promulgated, would cause any Participant to include in his or her federal gross income amounts accrued by the Participant under the Plan on a date prior to the date on which such amounts are made available to him or her hereunder (an "Early Taxation Event"). Additionally, in the event that the operation of the severability provisions of Section 13.5 results in a change in the Plan's terms such that a Participant would be required to include in his or her federal gross income amounts accrued by the Participant under the Plan on a date prior to the date on which such amounts are made available to him or her hereunder, an Early Taxation Event shall be deemed to have occurred as a result of such change.

                  (b) Affected Right or Feature Nullified. Notwithstanding any other Section of this Plan to the contrary (but subject to Subsection (c) below), as of an Early Taxation Event, the feature or features of this Plan that would cause the Early Taxation Event shall be null and void, to the extent, and only to the extent, required to prevent the Participant from being required to include in his or her federal gross income amounts accrued by the Participant under the Plan prior to the date on which such amounts are made available to him or her hereunder. If only a portion of a Participant's Account is impacted by the event giving rise to the Early Taxation Event, then only such portion shall be subject to this Section, with the remainder of the Account not so affected being subject to the terms of the Plan as if this Section did not exist. If the law, regulation or change in Plan terms only impacts Participants who have a certain status with respect to the Company, then only such Participants shall be subject to this Section.

                  (c) Tax Distribution. If an Early Taxation Event is earlier than the date on which the statute, regulation or pronouncement giving rise to the Early Taxation Event is enacted or promulgated, as applicable (i.e., if the change in the law is retroactive) or if the Early Taxation Event cannot reasonably be remedied pursuant to Subsection (b), there shall be distributed to each Participant, as soon as practicable following such date of enactment or promulgation, the amounts that became taxable on the Early Taxation Event.

                                    ARTICLE 9
                         BENEFICIARIES; PARTICIPANT DATA

         9.1      Designation of Beneficiaries.

                  (a) Each Participant may designate from time to time any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant once filed with the Company, shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the Company during the Participant's lifetime.

                  (b) In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Company shall direct distribution of any such benefit payment to the Participant's spouse, if then living, but otherwise to the Participant's then living descendants, if any, per stirpes, but, if none, to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Company may rely conclusively upon information supplied by the Participant's personal representative, executor or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may direct the distribution of such payment to the Participant's estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as it deems to be appropriate.

         9.2 Information to Be Furnished By Participants and Beneficiaries; Inability to Locate Participants or Beneficiaries. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Company's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Company shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Company sends notice in this fashion to any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Company within three years thereafter, then, except as otherwise required by law, the Company may, in complete satisfaction of any claim by or through such Participant or Beneficiary, direct distribution as if the Participant or Beneficiary had died or, if the Company cannot locate the person or persons who is the proper payee in the event of the Participant's or Beneficiary's death, may direct that the amount payable shall be deemed to be a forfeiture. The dollar amount of any such forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Company if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Company nor the Trustee shall be liable to any person for any payment made in accordance with such law.

                                   ARTICLE 10
                                 ADMINISTRATION

         10.1 Administrative Authority. The Committee shall administer the Plan. Except as otherwise specifically provided herein, the Committee shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power, authority and discretion to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

                  (a) Resolve and determine all disputes or questions arising under the Plan, including without limitation determining the validity of any claim for benefits, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

                  (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

                  (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as set forth above.

                  (d) Make determinations with respect to the eligibility of any person to be an Eligible Person or Participant and make determinations concerning the crediting of Plan Accounts.

                  (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons.

                  (f) The Committee shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or Committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person or Committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. Further, the Committee may authorize one or more persons to execute any certificate or document on behalf of the Company, in which event any person notified by the Committee of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the

Company until such notified person shall have been notified of the revocation of such authority. Notwithstanding the foregoing, no person may have sole discretionary authority over matters relating to his or her own Account.

         10.2 Uniformity of Discretionary Acts. Whenever in the administration or operation of the Plan discretionary actions by the Committee are required or permitted, the Committee shall endeavor to take such actions on a consistent and uniform basis applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

         10.3 Litigation. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

         10.4 Conflict of Interest. No person with authority under the Plan (including without limitation a member of the Committee) who is also an Eligible Person or Participant shall participate in a decision on any matter relating specifically to himself or herself. No Eligible Person or Participant may be the sole member of the Committee.

         10.5 Multiple Capacities. Any person or group of persons may serve in more than one capacity with respect to the Plan's administration and without regard to whether such person or persons are officers, directors, employees, agents, or other representatives of the Company, the Trustee, or any person having an interest under the Plan.

         10.6 Liability. The Company, the Trustee and any persons to whom responsibilities have been delegated in connection with the administration of the Plan shall not be liable to any person for any act or failure to act except to the extent, and only to the extent, that liability is required by law. No person (except for the Trustee, to the extent provided in the applicable Trust agreement) shall be deemed to be a fiduciary with respect to the Plan. The Company, from its own funds, may indemnify any person for liabilities incurred by him or her in connection with the Plan.

         10.7     Claims Procedure.

                  (a) The Committee shall establish procedures for reviewing claims for benefits under the Plan. Such procedures shall be administered so as to comply with regulations issued by the Department of Labor to the extent that such regulations are applicable to the particular claim at issue. Any Claimant shall have the right to be represented by another person in connection with his or her benefit claim, provided that the Committee is provided with satisfactory evidence that the representative has been authorized to act on behalf of the Claimant. The Committee and its authorized designees have the authority and discretion to administer and interpret the Plan and to decide claims for benefits, and their decisions are binding on all parties to the maximum extent permitted by law.

                  (b) A Claimant shall present the claim, in writing, to the Committee, and the Committee shall respond in writing. If the claim is denied, the written notice of denial shall, in a manner calculated to be understood by the Claimant:

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

                           (i)      State the specific reason or reasons for the
denial, with specific references to the Plan provisions on which the denial is based;

                           (ii)     Describe any additional material or
information necessary for the Claimant to perfect his or her claim and explain why such material or information is necessary;

                           (iii)    Explain the Plan's claims review procedure;
and

                           (iv)     State that the Claimant has a right to file
suit under Section 502(a) of ERISA if the claim is denied on appeal.

                  (c) The written notice denying or granting the Claimant's claim shall be provided to the Claimant within 90 days after the Committee's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Committee to the Claimant within the initial 90-day period and in no event shall such an extension exceed a period of 90 days from the end of the initial 90-day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Committee expects to render a decision on the claim. Any claim not granted or denied within the period noted above (including applicable extensions) shall be deemed to have been denied.

                  (d) Any Claimant whose claim is denied or deemed to have been denied may, within 60 days after the Claimant's receipt of notice of the denial (or after the date of the deemed denial, if applicable), request a review of the denial by notice given, in writing, to the Committee. Upon such a request for review, the claim shall be reviewed by the Committee, which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine and receive copies (free of charge) of pertinent documents, and may submit issues and comments in writing.

                  (e) The decision on review normally shall be made and communicated to the Claimant in writing within 60 days of the Committee's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Committee, and the time limit for the decision on review shall be extended to up to 120 days. The written decision on review shall, in a manner calculated to be understood by the Claimant:

                           (i)      State the reasons for the decision;

                           (ii)     Cite pertinent Plan provisions;

                           (iii)    Inform the Claimant that he or she is
entitled, upon request and free of charge, reasonably to review and receive copies of relevant documents, and

                           (iv)     Inform the Claimant of his or her right to
bring suit under Section 502(a) of ERISA now that his or her claim has been denied on appeal.

         If the decision on review is not communicated to the Claimant within the 60-day (or, if applicable, the 120-day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

         No person shall be entitled to file suit for benefits under this Plan until he or she has exhausted all of the administrative remedies set forth in this Section.

                                   ARTICLE 11
                                    AMENDMENT

         11.1 Right to Amend. The MDCC shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

         11.2 Amendments to Ensure Proper Characterization of Plan. Notwithstanding the provisions of Section 11.1, the Plan may be amended by the MDCC, at any time, retroactively if required, if found necessary, in the opinion of the Company, in order to ensure that the Plan is characterized as a "top-hat" plan of deferred compensation maintained for a select group of management or highly compensated employees as described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

                                   ARTICLE 12
                                   TERMINATION

         12.1 Employer's Right to Terminate or Suspend Plan. The MDCC reserves the right to terminate the Plan and/or its obligation to make further credits to Plan Accounts. The MDCC also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time.

         12.2 Automatic Termination of Plan. The Plan automatically shall terminate upon a Change in Control, unless the successor employer adopts the Plan with the approval of the MDCC prior to the Change in Control.

         12.3 Successor to Employer. Any corporation or other business organization which is a successor to the Company by reason of a consolidation, merger or purchase of substantially all of the assets of the Company shall have the right to become a party to the Plan by adopting the same by resolution of the entity's Board of directors or other appropriate governing body, subject to
Section 12.2. If, within 90 days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party hereto, as above provided, the Plan will terminate automatically if it has not already done so.

         12.4 Suspension of Deferrals. In the event of a suspension of the Plan, the Company shall continue all aspects of the Plan, other than the making of additional contributions to the

Plan, during the period of the suspension. Payments hereunder will be made or continue to be made (as applicable) during the period of the suspension in accordance with Article 7 and Article 8.

         12.5 Allocation and Distribution. This Section shall become operative on a complete termination of the Plan. The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by the MDCC, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, and the value of the interest of all Participants and Beneficiaries shall be determined and paid to them as soon as is practicable after such termination. The MDCC, in its sole and absolute discretion, may provide that crediting of deemed investment gains and losses will cease as of a certain date, which may be the date of termination or another date selected by the MDCC in its discretion.

                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1 Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes, if any, required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment.

         13.2 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable to any amounts deferred under the Plan, or paid to or for the benefit of a Participant or Beneficiary under the Plan, or that such tax treatment will apply to or be available to a Participant or Beneficiary on account of participation in the Plan.

         13.3 Limitations on Liability of Employer. Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Company, or any officer or employer thereof except as provided by law or by any Plan provision. No person (including the Company and the Trustee) in any way guarantees any Participant's Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Company, the Trustee or any successor, employee, officer, director or stockholder of the Company, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions (except that the Company shall make benefit payments in accordance with the terms of the Plan), or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

         13.4 No Right to Continued Employment or Service. Participation in the Plan shall not give any Participant the right to remain in the employment or service of the Company. The Company reserves the right to terminate the employment or service of a Participant at any time.

         13.5 Construction. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan.

         13.6 Funding. The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Company which right is greater than the rights of a general unsecured creditor of the Company.

         13.7     Spendthrift Provision.

                  (a) No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. However, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

                  (b) In the event that any Participant's or Beneficiary's benefits hereunder are garnished or attached by order of any court, the Company or Trustee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant's or Beneficiary's Account or, if the Company or Trustee prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

                  (c) If any benefits become payable to a minor or a person under any legal or other disability or incapacity, the Company may direct distribution either: (1) directly to the person entitled thereto; or (2) to his or her legal guardian, committee, or other conservator of his or her person or property; or (3) to a third person or persons for his or her benefit.

         13.8 Other Plans and Agreements. Nothing in this Plan gives any person rights to compensation to which he or she would not otherwise be entitled, nor does any provision of this Plan expand or otherwise alter a Participant's rights under any other plan or agreement.

         13.9 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of California, except as superseded by applicable federal law.

                                    * * * * *

                                       24